UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[ ]	Definitive Additional Materials

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Novume Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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June 26, 2018

Dear Shareholder,

You are cordially invited to attend the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Novume Solutions, Inc. to be held at 10:00 a.m. EDT on August 9, 2018, at 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151. The attached notice of Annual Meeting and proxy statement describe the matters to be presented at the Annual Meeting and provide information about us that you should consider when you vote your shares.

The principal business of the meeting will be (i) to elect as directors the nominees named in this proxy statement to serve until the 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until the earlier of their resignation or removal, (ii) to ratify the appointment of BD & Company, Inc. as our independent public accountant for the fiscal year ending December 31, 2018, (iii) to advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay), (iv) to advise us as to whether you prefer a vote to advise us on the compensation of our named executive officers every year, every two years or every three years (Say-on-Pay Frequency), and (v) to transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card, or respond via Internet or telephone, promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.

Sincerely,

James K. McCarthy
Chairman of the Board

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151 703-953-3838

14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151 703-953-3838

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held August 9, 2018

To the Shareholders of Novume Solutions, Inc.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Novume Solutions, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. EDT on August 9, 2018, or such later date or dates as such Annual Meeting date may be adjourned, at 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151, for the purpose of considering and taking action on the following proposals:

1.	Elect as directors the nominees named in the proxy statement;
2.	To ratify the appointment of BD & Company, Inc. as our independent public accountant for the fiscal year ending December 31, 2018;
3.	To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay);
4.	To advise us as to whether you prefer a vote to advise us on the compensation of our named executive officers every year, every two years or every three years (Say-on-Pay Frequency); and
5.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The foregoing business items are more fully described in the following pages, which are made part of this notice.

The Board recommends that you vote as follows:

●	“FOR” for the election of the Board nominees as directors;

●	“FOR” ratification of the selection of BD & Company, Inc. as our independent public accountant for the fiscal year ending December 31, 2018;

●	“FOR” the compensation of our named executive officers as set forth in this proxy statement; and

●	“FOR” a frequency of voting every three years on the compensation of our named executive officers.

You may vote if you were the record owner of the Company’s common stock at the close of business on June 25, 2018. The Board of Directors of the Company has fixed the close of business on June 25, 2018 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

As of the Record Date there were 14,535,695 shares of common stock outstanding and entitled to vote at the Annual Meeting and 240,861 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) outstanding, of which 481,722 shares of underlying common stock are entitled to vote at the Annual Meeting. Holders of the shares of common stock are entitled to one vote for each share of common stock held. Each holder of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series B Preferred Stock, but only for the election of members of the Board of Directors. A list of shareholders of record will be available at the Annual Meeting and, during the 10 days prior to the Annual Meeting, at the office of the Secretary of the Company at 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151.

We are pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish these proxy materials (including an electronic proxy card for the meeting and our 2017 Annual Report which is our Annual Report on Form 10-K for the year ended December 31, 2017) to shareholders via the Internet. On or about June 28, 2018, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2017 Annual Report to Shareholders and how to vote. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our shareholders and reduce the environmental impact of printing and mailing these materials.

All shareholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card, or respond via Internet or telephone, as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

Dated: June 26, 2018	By Order of the Board of Directors of Novume Solutions, Inc.,

Sincerely,

James K. McCarthy
Chairman of the Board

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting.

For information on how to vote your shares, please see the instruction from your broker or other fiduciary, as applicable, as well as “General Information About the Annual Meeting” in the proxy statement accompanying this notice.

We encourage you to vote by completing, signing, and dating the proxy card, and returning it in the enclosed envelope.

If you have questions about voting your shares, please contact our Corporate Secretary at Novume Solutions, Inc., at 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151, telephone number 703-953-3838.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 9, 2018 AT 10:00 A.M. EDT.

The Notice of Annual Meeting of Shareholders, our Proxy Statement and 2017 Annual Report are available at:
https://www.iproxydirect.com/nvmm

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about Novume Solutions, Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission (“SEC”) website (www.sec.gov) or upon your written or oral request by contacting the Chief Executive Officer of Novume Solutions, Inc., 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151, telephone number 703-953-3838.

To ensure timely delivery of these documents, any request should be made and received by the Company no later than July 27, 2018 to receive them before the Annual Meeting.

14420 Albemarle Point Place, Suite 200,
Chantilly, VA 20151
703-953-3838

FOR NOVUME SOLUTIONS, INC.

2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 9, 2018

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying notice of the 2018 Annual Meeting of Shareholders, contains information about the 2018 Annual Meeting of Shareholders of Novume Solutions, Inc., including any adjournments or postponements thereof (referred to herein as the “Annual Meeting”). We are holding the Annual Meeting at 10:00 a.m. EDT on August 9, 2018, at 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151, or such later date or dates as such Annual Meeting date may be adjourned. For directions to the meeting, please call 703-953-3838.

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials, including the notice, this proxy statement, our 2017 Annual Report to shareholder, including financial statements, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials will first be available on the Internet on or about June 28, 2018. We will mail a Notice of Internet Availability of Proxy Materials on or about June 28, 2018 to our shareholders of record and beneficial owners as of June 25, 2018, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

In this proxy statement, we refer to Novume Solutions, Inc. as “Novume,” the “Company,” “we,” “us” or “our.”

Why Did You Send Me This Proxy Statement?

The Board of Directors of the Company (referred to herein as the “Board of Directors” or the “Board”) is soliciting proxies, in the accompanying form, to be used at the Annual Meeting and any adjournments thereof. This proxy statement, along with the accompanying Notice of Annual Meeting of Shareholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 9, 2018: The Notice of Annual Meeting of Shareholders, our Proxy Statement and 2017 Annual Report are available at www.iproxydirect.com/nvmm.

The following documents are being made available to all shareholders entitled to notice of and to vote at the Annual Meeting:

1)	This proxy statement.

2)	The accompanying proxy.

3)	Our 2017 Annual Report.

The 2017 Annual Report includes our financial statements for the fiscal year ended December 31, 2017, but is not a part of this proxy statement. You can also find a copy of our 2017 Annual Report on Form 10-K on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov or through the “Investors” section of our website at www.novume.com.

Who Can Vote?

Shareholders who owned common stock or Series B Preferred Stock at the close of business on June 25, 2018 (the “Record Date”), are entitled to vote at the Annual Meeting. On the Record Date, there were 14,535,695 shares of common stock outstanding and entitled to vote. There were also 240,861 shares of Series B Preferred Stock outstanding entitled to vote the equivalent of 481,722 shares of underlying common stock, but only for the election of members of the Board of Directors.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A shareholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any shareholder who has executed a proxy card but attends the Annual Meeting in person may revoke the proxy and vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote. Each holder of Series B Preferred Stock is entitled to the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series B Preferred Stock; provided, however, that a holder is only entitled to vote shares of common stock underlying the Series B Preferred Stock in the case of a vote to be taken for the election of members of the Board of Directors.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and how your shares should be voted with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Issuer Direct Corporation, or you have stock certificates, you may vote:

●
By mail. Complete and mail the proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card, but do not specify how you want your shares voted, they will be voted as recommended by the Board.

●	By fax. Complete and fax the proxy card to 202-521-3464.

●	By Internet. At www.iproxydirect.com/nvmm

●	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

●	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

●
In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to attend the Annual Meeting unless you have a proxy card from your broker.

How Does the Board Recommend That I Vote On the Proposals?

The Board recommends that you vote as follows:

●	“FOR” for the election of the Board nominees as directors;

●	“FOR” ratification of the selection of BD & Company, Inc. as our independent public accountant for the fiscal year ending December 31, 2018;

●	“FOR” the compensation of our named executive officers as set forth in this proxy statement; and

●	“FOR” a frequency of voting every three years on the compensation of our named executive officers.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	signing a new proxy card and submitting it as instructed above;

●	if your shares are held in street name, re-voting by Internet or by telephone as instructed above – only your latest Internet or telephone vote will be counted;

●	if your shares are registered in your name, notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

●	attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” or under "Voting Instructions" on the proxy card for each account to ensure that all of your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail, fax or vote at the Annual Meeting as described above under “How Do I Vote?” If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations, Proposal 1 (election of directors), Proposal 3 (advisory vote to approve executive compensation), and Proposal 4 (advisory vote on frequency to advise us on the compensation of our named executive officers every year, every two years or every three years), are considered non-routine matters, and Proposal 2 (the ratification of our independent public accountant) is considered a routine matter. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 2 (the ratification of our independent public accountant), but does not have authority to vote your unvoted shares for Proposal 1 (election of directors), Proposal 3 (advisory vote to approve executive compensation), and Proposal 4 (advisory vote on frequency to advise us on the compensation of our named executive officers every year, every two years or every three years). We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors
The nominees for director who receive the greatest number of votes FOR election (also known as a plurality) will be elected as directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratification of the Appointment of BD & Company, Inc. as our Independent Public Accountant for the Fiscal Year Ending December 31, 2018
The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our shareholders to appoint the Company’s independent accountant. However, if our shareholders do not ratify the appointment of BD & Company, Inc. as the Company’s independent public accountant for the fiscal year ending December 31, 2018, the Audit Committee of the Board may reconsider its appointment.

Proposal 3: Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)
The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal (Say-on-Pay). Abstentions and broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our shareholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.

Proposal 4: Advisory Vote on Frequency of Voting on Compensation of our Named Executive Officers
The frequency (one year, two years or three years) that receives the greatest number of votes cast by the shareholders will be deemed the frequency for the advisory Say-on-Pay vote preferred by the shareholders. The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board. While the results of this advisory vote are non-binding, the Board values the opinions of our shareholders and will review and consider the outcome of the vote, along with other relevant factors, in evaluating the frequency of future advisory votes on executive compensation. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of shareholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

The Securities and Exchange Commission (the “SEC”) previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if either we or the brokers believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both shareholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once shareholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until shareholders are otherwise notified or until they revoke their consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Those shareholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our shareholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●
Shareholders whose shares are registered in their own name should contact our transfer agent, Issuer Direct Corporation, and inform them of their request by calling them at 919-744-2722 or writing them at 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560.

●
Shareholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request, shareholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is paying for this proxy solicitation?

In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are shareholder proposals due for next year’s annual meeting?

At our annual meeting each year, our Board of Directors submits to shareholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the annual meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, shareholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2019 annual meeting of shareholders by submitting their proposals to the Company in a timely manner. These proposals must meet the shareholders eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by February 28, 2019 to our Corporate Secretary, 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percent of Class
Directors and Named Executive Officers
Robert A. Berman	4,440,104	(3)	30.5%
James McCarthy	5,451,671		37.5%
Richard Nathan	3,207,045	(4)	22.0%
Harry Rhulen	564,842	(5)	3.8%
Suzanne Loughlin	564,842	(5)	3.8%
Paul de Bary	48,499	(6)	*
Glenn Goord	48,499	(6)	*
Christine Harada	48,499	(6)	*
Marta Tienda	48,499	(6)	*
Riaz Latifullah (7)	116,397	(8)	*
All current Directors and named executive officers as a group (10 persons)	14,538,897		66.5%
5% or Greater Shareholders
C.B. Brechin	743,333		5.1%
Scott Rutherford	748,226		5.2%
Paul Milligan	781,722	(9)	5.2%

* Less than 1%

(1)
The address of those listed is c/o Novume Solutions, Inc., 14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151. Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(2)	Based on 14,535,695 shares of our common stock issued and outstanding as of the June 25, 2018.
(3)
Consists of: (i) options to purchase 4,318,857 outstanding shares of our common stock in the aggregate from Mr. James McCarthy (2,725,836 shares) and Dr. Richard Nathan (1,593,021 shares) granted by Mr. McCarthy and Dr. Nathan to Avon Road Partners L.P. (“Avon Road”) (the "Avon Road Options"), and (ii) 121,247 shares of our common stock issued to Avon Road. Mr. Berman is the general partner of Avon Road, and therefore may be deemed to share beneficial ownership with Avon Road of the shares reported herein. The 4,318,857 shares underlying the Avon Road Options are already outstanding as they are held by Mr. James McCarthy and Dr. Richard Nathan and are therefore included in the beneficial ownership calculation for all persons including Mr. Berman.

(4)
Consists of: (i) 3,186,041 shares of our common stock, (ii) a Unit Warrant to purchase 4,849 shares of our common stock at a $1.031 exercise price and (iii) 16,155 shares of our common stock acquirable through the conversion of 10,000 shares of Novume Series A Preferred Stock at a $6.19 conversion price.

(5)
Consists of: (i) 315,625 shares of our common stock, (ii) a warrant to purchase 105,209 shares of our common stock at a $2.5774 exercise price, (iii) a warrant to purchase 105,209 shares of our common stock at a $3.6083 exercise price and (iv) options to purchase 38,799 shares of our common stock that are exercisable within 60 days of June 25, 2018.

(6)	Consists of options to purchase 48,499 shares of our common stock.
(7)
Mr. Latifullah served as our Chief Financial Officer until August 28, 2017 when he began serving as our Executive Vice President of Corporate Development. He also serves as our Principal Financial and Accounting Officer.

(8)	Consists of options to purchase 116,397 shares of our common stock that are exercisable within 60 days of June 25, 2018.
(9)
Consists of: (i) 300,000 shares of our common stock and (ii) 481,722 shares of our common stock acquirable through the conversion of 240,861 shares of our Series B Preferred Stock at a $2.00 conversion price.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Our Board currently consists of seven members. The Governance Committee and Board have unanimously approved the recommended slate of seven directors.

The following table shows the Company’s nominees for election to the Board. Each nominee, if elected, will serve until the next annual meeting of shareholders and until a successor is named and qualified, or until his earlier resignation or removal. All nominees are members of the present Board of Directors. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Unless otherwise indicated by the shareholder, the accompanying proxy will be voted for the election of the seven persons named under the heading “Nominees for Directors.” Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

Nominees for Director

Name of Nominee	Age	Principal Position	Director Since
James K. McCarthy	66	Chairman of the Board	2016
Robert Berman	58	Chief Executive Officer and Director	2016
Dr. Richard Nathan	73	Director	2016
Glenn Goord	66	Director	2016
Paul A. de Bary	71	Director	2017
Christine J. Harada	45	Director	2017
Marta Tienda	67	Director	2017

The Governance Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members. We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for re-election as a member of our Board.

Nominees Biographies

James K. McCarthy, Chairman

James K. McCarthy serves as our Chairman of the Board of Directors. Mr. McCarthy served as our Chief Strategy Officer through March 2017, and from April 2017 through March 2018 he was the host of The Bridge, a weekly 30-minute broadcast television program produced by us devoted exclusively to bridging the gap between today's government and the private sector. Mr. McCarthy’s career spans over 30 years of marketing strategy creation, proposal development, and oral presentation coaching to contractors seeking to expand their market shares or to enter the government contracts market sector. As a founder and the Technical Director of AOC Key Solutions, he built an organization that, over the last five years, has played a part in winning an average of $9 billion per year in federal contract awards for its clients. Mr. McCarthy has worked at AOC Key Solutions since 1983. Mr. McCarthy has served in an advisory role with the George Washington University, Virginia Science and Technology Campus, Technology Accelerator and has been a frequent speaker with the George Mason University Procurement and Technical Assistance Center. Mr. McCarthy has also served on the board of Coalition for Government Procurement and on the Veterans Institute for Procurement GovCon Council. In February 2016, Mr. McCarthy was named to Executive Mosaic’s Washington 100 as one of the top-100 most influential leaders in the government contracting arena. He was the founder and host of Government Contracting Weekly, a television show dedicated to supporting contractors in their quest for government business. Mr. McCarthy holds a BA in Political Science and Government and an MA in Public Policy and Government from Ohio University.

Director Qualifications

Mr. McCarthy holds over 35% of the voting power of the Company, directly aligning his interests with those of our shareholders. He is a well-respected and acknowledged thought leader in the government contracting environment. He has extensive executive leadership and management experience and continues to lead the development and execution of our businesses. We believe that his entrepreneurial background building Novume’s first acquisition, AOC Key Solutions, combined with his leadership experience and his industry reputation and visibility, allow him to be a qualified member of our Board of Directors and to serve as Chairman.

Robert A. Berman, Chief Executive Officer and Director

Robert Berman is our Chief Executive Officer and is a member of the Board of Directors and has served in such capacities since March 16, 2016. Since January 2000, Mr. Berman has served as the General Partner of Avon Road Partners, L.P., a limited partnership investing in real estate and the broadcast media industry. From 2006 through March 2015, Mr. Berman held the office of Chairman and Chief Executive Officer at Cinium Financial Services Corporation, a privately-held specialty finance company, and its predecessor, Upper Hudson Holdings, LLC. Prior to Cinium, Mr. Berman was Chief Executive Officer of Empire Resorts, Inc., a Nasdaq-listed gaming company, from 2002-2005.

In the late 1990’s, Mr. Berman led a special advisory committee of large shareholders who worked to identify a new strategic direction for Executone Information Systems, Inc. a publicly-traded telecom company. Following the committee’s recommendations, the company was restructured in 1998, and Mr. Berman was appointed to Executone’s Board of Directors. After the restructuring, the company’s market capitalization increased by more than $500 million. From 1997 until 1999, Mr. Berman was Chairman and Chief Executive Officer of Hospitality Worldwide Services (“HWS”), a publicly-traded company that became the premiere service provider to the hospitality industry. Under Mr. Berman’s leadership HWS grew from a small company with under $25 million in net revenues in 1996 to more than $229 million in net revenues in 1998 with offices on several continents and 3,000 employees. While at HWS, Mr. Berman executed a successful acquisition strategy that resulted in multiple operating divisions that provided a one-stop shop to serve the needs of the hotel industry. Mr. Berman was also instrumental in forging partnerships with institutional investors including ING and Apollo RE leading to the acquisition, re-positioning, and sale of more than $100 million of hotel properties.

Director Qualifications

Mr. Berman has extensive experience in the private equity and public company markets. We believe his strong understanding of the financial markets and the M&A process, and his previous senior executive roles with public companies make him a qualified member of our Board of Directors and to serve as our Chief Executive Officer.

Richard Nathan, PhD, Director

Dr. Richard Nathan served as our Chief Operating Officer until his retirement on February 28, 2018 and is a member of the Board of Directors. He brings over 45 years of corporate management, program management and business and proposal development experience and has had responsibility for large management and operation contracts valued at hundreds of millions of dollars and managed service and technical contracts for DOE, DoD, DHS, NASA, EPA, and state governments. Dr. Nathan has directed and grown the environmental and energy business for a large corporation, and served as a corporate officer and held management and technical positions at Battelle Memorial Institute and Mason & Hanger. Dr. Nathan worked at AOC Key Solutions and its predecessor company American Operations Corporation, for over 17 years and most recently as AOC Key Solutions’ Chief Executive Officer. Dr. Nathan holds a BS in Chemistry from the Massachusetts Institute of Technology and a PhD in Chemistry from the Polytechnic Institute of Brooklyn.

Director Qualifications

Dr. Nathan has a strong technical background and understanding of the government contracting, aviation, and aerospace world from where the majority of Novume’s revenue is derived. We believe this expertise, when combined with his entrepreneurial background having built strong operating companies, makes him a qualified member of our Board of Directors.

Glenn Goord, Director

Mr. Goord is a 32-year veteran of the New York State Department of Correctional Services and served as Commissioner from 1996 until 2006. As Commissioner, he oversaw the nation’s fourth largest state prison system, administering an operating budget of $2.3 billion in state and federal funds, plus $245 million in capital expenditures. Mr. Goord’s outstanding contributions to furthering excellence in corrections earned him the Carl Robison Award, the highest honor bestowed by the Middle Atlantic States Correctional Association. In 1998, he earned the Charles Evans Hughes Award for public service from the Albany based Capital Area Chapter for the American Society for Public Administration (ASPA). In 2002, the ASPA awarded Mr. Goord its highest honor, the Governor Alfred E. Smith Award, for his direction of the Department’s immediate and expansive efforts to aid New York City following the September 11, 2001 terrorist attack. Mr. Goord holds a BA Psychology from Fairleigh Dickinson University.

Director Qualifications

Mr. Goord has a strong background in government operations and procurement. His insights into how government operates is a key skill for board decision making on Novume strategy in certain industry segments. We believe his operational experience makes him a qualified member of our Board of Directors and the committees on which he participates.

Paul A. de Bary, Lead Director

Paul A. de Bary has had a varied career as an attorney, investment banker, financial advisor and corporate executive and director. He was a managing director at Marquette de Bary Co., Inc., a New York based broker-dealer, from 1996 to 2015, where he served as a financial advisor for state and local government agencies, public and private corporations and non-profit organizations, as well as general counsel. He previously served as a director of Empire Resorts, Inc. (Nasdaq: NYNY) from 1996 to 2010, where he served as chairman of its audit committee as well as, at various times throughout his tenure as a director, a member of the governance and compensation committees and various special committees. Since 2008, Mr. de Bary has also served as Chair of the Board of Ethics for the Town of Greenwich, Connecticut. Previously, Mr. de Bary was a managing director in the Public Finance Department of Prudential Securities from 1994 to 1997 and a partner in the law firm of Hawkins, Delafield & Wood in New York from 1975 to 1994. Mr. de Bary is a member of the American Bar Association, the New York State Bar Association and the Association of the Bar of the City of New York. Mr. de Bary holds a Juris Doctor degree, an MBA and an AB from Columbia University.

Director Qualifications

Mr. de Bary has a diverse background that includes vast experience as a lawyer, investment banker and member of several boards of directors, including those of public companies. We believe these experiences, combined with his skills and knowledge related to public market decision-making and audit committee roles and responsibilities, makes him qualified member of our Board of Directors and the committees on which he participates.

Christine J. Harada, Director

Christine J. Harada has over 20 years of success in leading government and management consulting organizations. She previously served as the Federal Chief Sustainability Officer from November 2015 through January 2017. Prior to that role, Ms. Harada was the Acting Chief of Staff of the U.S. General Services Administration (“GSA”) from March 2015 through November 2015. While at the GSA, Ms. Harada also served as Associate Administrator, Government-wide Policy and Chief Acquisition Officer for the GSA from June 2014 through February 2015. Ms. Harada’s private sector experience includes serving as Global Manager, Transformation/Large Scale Change Practice at the Boston Consulting Group from May 2013 through June 2014, and her tenure as a principal at Booz Allen Hamilton from January 2004 through April 2013. Ms. Harada holds an MA, International Studies and an MBA, Finance from the Lauder Institute and the Wharton School at the University of Pennsylvania, respectively. She also holds an MS Aeronautics/Astronautics and a BS Aeronautics/Astronautics from Stanford University and the Massachusetts Institute of Technology, respectively.

Director Qualifications

Ms. Harada has in-depth knowledge of the inner workings of the federal government, as well as detailed background in corporate best practices. We believe her skills and experiences make her a qualified member of our Board of Directors and the committees on which she participates.

Marta Tienda, PhD, Director

Marta Tienda has served as the Maurice P. During ’22 Professor in demographic studies at Princeton University since 1999. She has also been a Professor of Sociology and Public Affairs, and Research Associate in the Office of Population Research at Princeton since 1997. Previously she held permanent positions at the universities of Chicago, where she served as chair of the sociology department, and Wisconsin-Madison, and visiting appointments at NYU, Stanford and Brown. She is a member of the National Academy of Education, the American Academy of Political and Social Science, and the American Academy of Arts and Sciences. She is past president of the Population Association of America, and from 2004 to 2006 chaired the National Research Council’s Panel on Hispanics. She serves on the board of the Population Reference Bureau, Robin Hood, and the Jacobs Foundation of Switzerland. In addition to chairing the Board of Trustees of the Alfred P. Sloan Foundation, she serves as an independent trustee of the Board of Trustees of Teachers Insurance Annuity Association (TIAA). She is emeritus trustee of Brown University, the Federal Reserve Bank of New York, the W.T. Grant Foundation, The Carnegie Corporation of New York, the Kaiser Family Foundation, and the Russell Sage Foundation. Dr. Tienda received honorary doctorates from Ohio State University, Lehman College and Bank Street College. She has published over 200 scientific papers and several monographs and edited books. She has a BA in Spanish (education) from Michigan State University, and MA and PhD degrees in sociology from the University of Texas at Austin.

Director Qualifications

Dr. Tienda is a well-respected board member and committee member for several national organizations. We believe the skills developed from these engagements, in addition to her knowledge of the education community, which is a part of the Novume customer base, make her a qualified member of our Board of Directors and the committees on which she participates.

Unless authority to vote for the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election of such nominees as directors. In the event that any of the nominees shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in such nominee’s place. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

Family Relationships

Our President Harry Rhulen is the brother of our Chief Administrative Officer and General Counsel, Suzanne Loughlin. There are no other family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

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the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

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the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Vote Required

The nominees for director who receive the greatest number of votes FOR election (also known as a plurality) will be elected as directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Independence of Directors

Our Board is currently comprised of seven members, four of whom are independent directors. Messrs. McCarthy, Nathan and Berman are not independent directors.

The Board, upon recommendation of the Governance Committee, unanimously determined that each of our four non-employee directors is “independent,” as such term is defined in the Nasdaq Stock Market Rules (“Stock Market Rules”).

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s corporate governance principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

In determining that each individual who served as a member of the Board is independent, the Board considered that, in the ordinary course of business, transactions may occur between the Company and entities with which some of our directors are affiliated. The Board unanimously determined that the relationships discussed below were not material. No unusual discounts or terms were extended.

Board Leadership Structure

Our Board of Directors is currently led by its Chairman, James McCarthy. Our Board of Directors recognizes that it is important to determine an optimal Board leadership structure to ensure the independent oversight of management as the Company continues to grow. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and presides over meetings of the full Board of Directors. We believe that this separation of responsibilities provides a balanced approach to managing the Board of Directors and overseeing the Company.

Our organizational guidelines provide for a Lead Director to be elected whenever the Chair of the Board of Directors is not an independent director. The responsibilities of the Lead Director are to: 1) preside at meetings of our stockholders and Board of Directors if the Chair is absent; 2) call meetings and executive sessions of the independent directors of the Board; 3) establish the agenda and preside at all executive sessions and other meetings of the independent directors of the Board and communicate the results of meetings of the independent directors to the Chair and other members of management, as appropriate; 4) communicate with the independent directors of the Board between meetings as necessary or appropriate, serve as a liaison between the Chair and the independent directors and communicate independent director consensus on important issues to the Chair; 5) approve Board meeting agendas and schedules for regular meetings of the Board of Directors to assure there is sufficient time for discussion of all agenda items and approve meeting materials and other information to be sent to the Board in advance of regular meetings; 6) evaluate the quality and timeliness of information sent to the Board by the Chief Executive Officer and other members of management; 7) oversee the evaluation of the Chief Executive Officer and assist the Board Chair on matters of Board succession planning and crisis management; 8) assist the Chair of the Governance Committee with individual director evaluations; and 9) be available for consultation and direct communication at the request of major stockholders. Mr. de Bary currently serves as Lead Director.

Director Attendance at Board, Committee, and Other Meetings

Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board does not have a policy on director attendance at the Company’s annual meeting.

The non-management directors (who also constitute all of the independent directors) meet in executive sessions in connection with regularly scheduled Board meetings and at such other times as the non-management directors deem appropriate. These sessions are led by the Lead Director.

In 2017, the Board held three regular and special meetings, the non-management directors held no regular and special executive sessions, the Audit Committee held one regular and special meeting, the Compensation Committee held one regular and special meeting, and the Governance Committee held two regular and special meetings. Each director attended 100% or more of the regular and special meetings of the Board and of the committees on which he or she served that were held during his or her term of office.

Board Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Governance Committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.

Committees of the Board

Our Board has three standing committees: Audit, Compensation, and Governance. Each of the committees is solely comprised of and chaired by independent directors, each of whom the Board has affirmatively determined is independent pursuant to the Stock Market Rules. Each of the committees operates pursuant to its charter. The committee charters are reviewed annually by the Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Governance Committee proposes revisions to the charters. The responsibilities of each committee are described in more detail below. The charters for the three committees are available on the Company’s website at www.novume.com by following the link to “Investors” and then to “Corporate Governance.”

Audit Committee

We have an Audit Committee comprised of directors who are “independent” within the meaning of Nasdaq Rule 5605(b)(1). The Audit Committee assists our Board in overseeing the financial reporting process and maintaining the integrity of our financial statements, and of our financial reporting processes and systems of internal audit controls, and our compliance with legal and regulatory requirements. The Audit Committee is responsible for reviewing the qualifications, independence and performance of our independent registered public accounting firm and review our internal controls, financial management practices and investment functions and compliance with financial legal and regulatory requirements. The Audit Committee is also responsible for performing risk and risk management assessments as well as preparing any report of the Audit Committee that may be required by the proxy rules of the SEC to be included in the Corporation’s annual proxy statement. Our Board has identified and appointed Paul de Bary as its “audit committee financial expert,” as defined by the SEC in Item 407 of Regulation S-K. Mr. de Bary serves as the Chair of the Audit Committee, and is joined on the committee by Ms. Harada and Mr. Goord.

Compensation Committee

We have a Compensation Committee comprised of members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. They are also “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The Compensation Committee is responsible for overseeing the establishment and maintenance of our overall compensation and incentive programs to discharge the Board’s responsibilities relating to compensation of our executive officers and directors, including establishing criteria for evaluating performance and setting appropriate levels of compensation, and to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement in accordance with the rules and regulations of the SEC. The Compensation Committee advises and makes recommendations to our Board on all matters concerning director compensation. Mr. Goord serves as Chair of the Compensation Committee and is joined by Ms. Harada and Dr. Tienda.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been, during 2016 or 2017, an officer or employee of Novume or any of its subsidiaries or predecessor companies, or was formerly an officer of Novume or any of its subsidiaries or predecessor companies or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Governance Committee

Our Board has a Governance Committee that that (1) reviews and recommends improvements to our governance guidelines and corporate policies; (2) monitors compliance with our Code of Conduct; (3) trains new members of the Board of Directors; (4) reviews the performance of the Board of Directors and its various committees and makes recommendations intended to improve that performance; (5) evaluates and makes recommendations concerning changes in the charters of the various Committees of the Board of Directors; (6) evaluates the performance of the Chief Executive Officer of the Corporation; (7) oversees the development and implementation of succession planning for Corporation senior management positions; (8) identifies and recommends candidates for nomination as members of the Board of Directors and its committees; and (9) such other matters as may be required to ensure compliance with applicable federal and state laws or the requirements of any exchange on which the Company maintains a listing for its securities. The committee is required to be comprised of entirely “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). Ms. Harada currently serves as the Chair of the Governance Committee and is joined on the committee by Dr. Tienda and Mr. de Bary.

The Chair and members of each committee are summarized in the table below:

Name	Audit Committee	Compensation Committee	Corporate Governance Committee
Christine Harada – (Independent)	Member	Member	Chair
Paul de Bary – (Independent)	Chair	-	Member
Glenn Goord – (Independent)	Member	Chair	-
Marta Tienda – (Independent)	-	Member	Member

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Governance Committee. The Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent shareholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Governance Committee will consider director candidates recommended by shareholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

Corporate Governance Matters

We are committed to maintaining strong corporate governance practices that benefit the long-term interests of our shareholders by providing for effective oversight and management of the Company. Our governance policies, including our Code of Conduct and Committee Charters can be found on our website at www.novume.com by following the link to “Investors” and then to “Corporate Governance.”

The Governance Committee regularly reviews our Code of Conduct and Committee Charters to ensure that they take into account developments at the Company, changes in regulations and listing requirements, and the continuing evolution of best practices in the area of corporate governance.

The Board conducts an annual self-evaluation in order to assess whether the directors, the committees, and the Board are functioning effectively.

Code of Conduct

We have adopted a Code of Conduct, which serves as our Code of Ethics, which applies to all of our employees, including our Chief Executive Officer, our Chief Financial Officer and our Principal Financial and Accounting Officer. Our Code of Conduct is available on our website at www.novume.com by following the link to "Investors" and then to "Corporate Governance." The Code of Conduct is presented under "Corporate Policies." If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our Principal Executive and Principal Financial and Accounting Officer by posting the required information on our website at the above address. Our website is not part of this proxy statement.

Communications with the Board of Directors

Shareholders and other parties may communicate directly with the Board of Directors or the relevant board member by addressing communications to:

Novume Solutions, Inc.
c/o Corporate Secretary
14420 Albemarle Point Place, Suite 200,
Chantilly, VA 20151

All shareholder correspondence will be compiled by our corporate secretary. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:

●	junk mail and mass mailings;

●	resumes and other forms of job inquiries;

●	surveys; and

●	solicitations and advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and shareholders who own more than 10% of the Company’s stock to file forms with the SEC to report their ownership of the Company’s stock and any changes in ownership. The Company assists its directors and executives by identifying reportable transactions of which it is aware and preparing and filing the forms on their behalf. All persons required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis and that all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year.

EXECUTIVE OFFICERS

The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Principal Occupation	Officer Since
James K. McCarthy	66	Chairman of the Board	2017
Robert A. Berman	58	Chief Executive Officer and Member of the Board	2017
Harry Rhulen	54	President	2017
Suzanne Loughlin	56	General Counsel and Chief Administrative Officer	2017
Riaz Latifullah	61	Executive Vice President, Corporate Development and Principal Financial and Accounting Officer	2017

James K. McCarthy, Chairman of the Board

The biography for James K. McCarthy is contained in the information disclosures relating to the Company’s nominees for director.

Robert A. Berman, Chief Executive Officer and Member of the Board

The biography for Robert A. Berman is contained in the information disclosures relating to the Company’s nominees for director.

Harry Rhulen, President

Mr. Rhulen is our President. He also is a founder, and served as CEO, of Firestorm, since its inception in 2005 until our acquisition of Firestorm in January of 2017. Mr. Rhulen previously served as an executive and CEO of a public insurance holding company with U.S. and European operations, commencing 1989 through 2005. Mr. Rhulen has extensive diligence experience having participated in over thirty M&A transactions. He has led several public offerings raising in excess of $350 million. Mr. Rhulen worked as a consultant in many industries, using his risk management, crisis management, and business management skills, as well as his public company, legal, bankruptcy, and due diligence experience to help his clients. Mr. Rhulen holds both a Juris Doctor and Masters of Business Degree from Syracuse University and graduated Cum Laude from the College of Insurance, New York, New York.

Suzanne Loughlin, Chief Administrative Officer and General Counsel

Ms. Loughlin is our Chief Administrative Officer ("CAO") and General Counsel. She is also a founder of our subsidiary, Firestorm. Ms. Loughlin has extensive consultative experience in the development of crisis management and communications, workplace violence, emergency response, and business continuity plans for clients ranging from some of the world’s largest global companies to educational institutions and governmental entities. Her previous career experience includes serving as a Director and CAO of a public insurance holding company with U.S. and European operations, where she was responsible for HR, IT, Corporate Communications, Facilities, Government Relations and Internal Audit. She was also a litigator with a major New York City law firm and Managing Attorney of a law firm with multiple offices throughout the country. Ms. Loughlin is a licensed attorney in New York. She also holds an Emergency Management Professional Development Series Certification from FEMA, and is a member of the Association of Threat Assessment Professionals. Ms. Loughlin holds a Juris Doctor degree from New York Law School and a BS in Psychology from St. Lawrence University.

Riaz Latifullah, Executive Vice President, Corporate Development

Mr. Latifullah previously served as our Chief Financial Officer and now serves as Executive Vice President, Corporate Development. On May 1, 2018, Mr. Latifullah was appointed as our Principal Financial and Accounting Officer, a role he assumed on an interim basis upon the resignation of our former Chief Financial Officer. Prior to joining Novume, Mr. Latifullah served as the Chief Financial Officer of the American Grandparents Association / Grandparents.com. Mr. Latifullah spent 13 years with AARP, a non-profit organization that advocates on behalf of people over age 50. With AARP he served as Vice President, Financial Management, Senior Director Strategic Markets and Director Brand Operations. As an in-house entrepreneur with AARP he created and launched five start-up operations bringing significant changes to the organization. In other positions before AARP Mr. Latifullah served as General Manager for TV on the WEB, an internet video production company, a Government Relations Representative for the U.S. Merchant Marine Academy Alumni Foundation and an Investment Banking Associate for Ryan, Lee and Company. Mr. Latifullah holds an MBA from Stanford University, an MSE in Naval Architecture and Marine Engineering from the University of Michigan and a BS in Marine Engineering from the U.S. Merchant Marine Academy.

EXECUTIVE COMPENSATION

The following table sets forth information about the annual paid compensation of our: Principal Executive Officer, Mr. Berman; two most highly compensated executive officers other than the Principal Executive Officer,  Messrs. James McCarthy and Latifullah, who were serving as executive officers as of December 31, 2017; and two additional individuals, Messrs. Greg McCarthy and Berrigan, for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of December 31, 2017. While all named executive officers were eligible for bonuses in 2016 and 2017, due to our startup nature and because the first closing of the Regulation A Offering did not occur until December 23, 2016, management elected to only issue bonuses to Messrs. Gregory McCarthy and Berrigan for AOC Key Solutions and individual sales performance. The information in this table for the Company’s most recently completed fiscal year is based on the information available to the Company as of the date of the Company’s Annual Report on Form 10-K for the year ended 2017.

Name/Capacities in Which Compensation Was Received	Year	Salary ($)	Bonus ($)		Options ($)		All Other Compensation ($)		Total ($)
Robert Berman	2017	395,000	-		-		-		395,000
Chief Executive Officer (1)	2016	300,000	-		-		-		300,000
James K. McCarthy	2017	293,231	-		-		8,931	(2)	302,162
Chief Strategy Officer (3)	2016	298,989	-		-		10,600	(2)	406,840
Riaz Latifullah (4)	2017	258,333	-		97,251	(5)	-		355,584
EVP, Corporate Development, Chief Financial Officer (6)	2016	200,000	-		-		-		200,000
Greg McCarthy	2017	272,380	5,381	(7)	-		10,800	(2)	288,561
Chief Executive Officer of AOC Key Solutions	2016	229,800	42,762	(8)	-		9,497	(2)	282,059
Kevin Berrigan	2017	232,792	18,500	(7)	-		-		251,292
SVP and Chief Financial Officer of AOC Key Solutions	2016	209,724	11,641	(7)	-		4,461	(2)	225,826

(1)	Mr. Berman was an independent consultant in 2016 and became an employee on January 1, 2017.
(2)	Amount represents 401(k) matching contribution.
(3)
Mr. James McCarthy served as: Chief Executive Officer through March 15, 2016; Chief Strategy Officer from March 16, 2016 through March 31, 2017; and Host of The Bridge from April 2017 through March 2018.

(4)
Mr. Latifullah served as Chief Financial Officer until August 28, 2017 at which time he transitioned to EVP of Corporate Development. He currently serves as our Principal Financial and Accounting Officer.

(5)	Amount represents the fair value of the issuance of 174,595 stock options to Mr. Latifullah on December 23, 2016.
(6)	Mr. Latifullah was an independent consultant in 2016 and became and employee on January 1, 2017.
(7)	Amount represents subjective bonus.
(8)	Amount represents commissions on sales and subjective bonus.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to unexercised stock options, stock that has not vested, and equity incentive plan awards held by our named executive officers at December 31, 2017.

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have not Vested	Market Value of Shares of Stock that Have not Vested ($)
Robert Berman (1)	-	-	-	-	-	-
James McCarthy	-	-	-	-	-	-
Riaz Latifullah (2)	72,748	101,847	1.42	12/23/26	-	-
Greg McCarthy	-	-	-	-	-	-
Kevin Berrigan	-	-	-	-	-	-

(1)
Mr. Berman has options to purchase 4,318,857 outstanding shares of our common stock in the aggregate from Mr. James McCarthy (2,725,836 shares) and Dr. Richard Nathan (1,593,021 shares) granted by Mr. McCarthy and Dr. Nathan to Avon Road. Mr. Berman is the general partner of Avon Road, and therefore may be deemed to share beneficial ownership with Avon Road of the shares reported herein.

(2)	These options were granted on December 23, 2016 and vest in equal monthly installments over 24 months starting March 1, 2017, based on continued employment.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is a current or former officer or employee of Novume or its subsidiaries. No executive officer of Novume served as a director or member of the Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Employment Agreements

We have entered into employment agreement our executives in connection with his or her commencement of employment with us.

Berman Employment Agreement

The Employment Agreement with Robert Berman (the “Berman Employment Agreement”) provides that Mr. Berman will serve as our Chief Executive Officer. The agreement has an initial term, which was effective as of December 23, 2016, of five years with automatically renewing one-year terms thereafter. Mr. Berman’s base salary is $395,000 per annum, and he is eligible for a bonus as determined by our Compensation Committee. Mr. Berman is also eligible to receive all such other benefits as are provided to other management employees.

In the event of a “Change of Control”, as defined in the Berman Employment Agreement, whether during the initial term or thereafter, we shall have the right to terminate the Berman Employment Agreement. In the event we exercise the option to terminate Mr. Berman’s agreement, we will be required to pay Mr. Berman an amount equal to Mr. Berman’s base salary per annum multiplied by the number of years and portions thereof remaining under the Berman Employment Agreement. Mr. Berman may be terminated by the Company for “Cause”, as defined in the Berman Employment Agreement.

Mr. Berman also agreed as consideration for entering into the Berman Employment Agreement, that for the period during his employment and for twelve months thereafter, (i) he will not compete with the Company in the “Geographic Area”, as defined in the Berman Employment Agreement, and (ii) he will not solicit any of our existing employees, suppliers or customers.

Rhulen Employment Agreement

The employment agreement with Harry Rhulen (the “Rhulen Employment Agreement”) provides that Mr. Rhulen will serve as our President for an initial five-year term that began on January 25, 2017. His base salary is $275,000 per annum, and he will be eligible for a bonus as determined by our Compensation Committee. Mr. Rhulen is also eligible to receive all such other benefits as are provided to other management employees.

Mr. Rhulen was previously granted options to purchase 80,000 shares of the common stock, par value $0.001 per share, of KeyStone at a strike price of $3.00 per share. These options were converted into options to purchase 155,195 shares of our common stock at a strike price of $1.5464 per share. The conversion did not affect their vesting schedule; the options were to begin vesting on the first anniversary of Mr. Rhulen’s initial employment as President and continue vesting monthly over the following two years.

We may terminate Mr. Rhulen’s employment agreement for “Cause,” as defined in the Rhulen Employment Agreement. If we terminate Mr. Rhulen’s employment other than for “Cause,” or Mr. Rhulen terminates his employment for “Good Reason”, as defined in the Rhulen Employment Agreement, we will be required to pay Mr. Rhulen an amount equal to the remaining amount of base salary payable under the Rhulen Employment Agreement until the end of the initial five-year term and our contribution to Mr. Rhulen’s health insurance premiums.

Mr. Rhulen also agreed that, for the period during his employment and for one year thereafter, (i) he will not compete with the Company in the “Restricted Territory”, as defined in Exhibit A to the Rhulen Employment Agreement, and (ii) he will not solicit any of our existing employees, suppliers or customers.

James K. McCarthy Offer Letter

The amended and restated James K. McCarthy Offer Letter (the “McCarthy Offer Letter”) provides that Mr. McCarthy will serve as our Host and Moderator -- The Bridge on TV. Mr. McCarthy also provides strategic guidance to AOC Key Solutions and its clients. His employment is at will, subject to providing 120-days’ notice of resignation or termination. We may pay Mr. McCarthy’s salary in lieu of notice for some or all of the 120-day notice period. His base salary is $298,989 per annum, and he is eligible for a bonus as determined by our Compensation Committee. Mr. McCarthy will also be eligible to receive all such other benefits as are provided to other management employees.

Mr. McCarthy also agreed that, for the period during his employment and for two years thereafter, (i) he will not compete with the Company in the “Restricted Territory”, as defined in Exhibit A to the McCarthy Offer Letter, and (ii) he will not solicit any of our existing employees, suppliers or customers.

Nathan Employment Agreement

The employment agreement with Richard Nathan (the “Nathan Employment Agreement”) provided for Dr. Nathan to serve as our Chief Operating Officer for a term until December 31, 2017, with an option to extend the term. Dr. Nathan retired as Chief Operating Officer effective February 28, 2018. His base salary was $225,200 per annum, and he was eligible for a bonus as determined by our Compensation Committee. Dr. Nathan also agreed that, for two years after his employment: (i) he will not compete with the Company in the “Restricted Territory”, as defined in Exhibit A to the Nathan Employment Agreement; and (ii) he will not solicit any of our existing employees, suppliers or customers.

Loughlin Employment Agreement

The employment agreement with Suzanne Loughlin (the “Loughlin Employment Agreement”) provides that Ms. Loughlin is General Counsel and Chief Administrative Officer for an initial five-year term that began on January 25, 2017. Her base salary is $225,000 per annum, and she is eligible for a bonus as determined by our Compensation Committee. Ms. Loughlin is also eligible to receive all such other benefits as are provided to other management employees.

Ms. Loughlin was previously granted options to purchase 80,000 shares of the common stock, par value $0.001 per share, of KeyStone at a strike price of $3.00 per share. These options were converted into options to purchase 155,195 shares of our common stock at a strike price of $1.5464 per share. The conversion did not affect their vesting schedule; the options were to begin vesting on the first anniversary of Ms. Loughlin’s initial employment as General Counsel and Chief Administrative Officer and continue vesting monthly over the following two years.

We may terminate Ms. Loughlin’s employment agreement for “Cause,” as defined in the Loughlin Employment Agreement. If we terminate Ms. Loughlin’s employment other than for “Cause,” or Ms. Loughlin terminates her employment for “Good Reason”, as defined in the Loughlin Employment Agreement, we will be required to pay Ms. Loughlin an amount equal to the remaining amount of base salary payable under the Loughlin Employment Agreement until the end of the initial five-year term and our contribution to Ms. Loughlin’s health insurance premiums.

Ms. Loughlin also agreed that, for the period during her employment and for one year thereafter, (i) she will not compete with the Company in the “Restricted Territory”, as defined in Exhibit A to the Loughlin Employment Agreement, and (ii) she will not solicit any of our existing employees, suppliers or customers.

Amended Latifullah Agreement

In connection with Mr. Latifullah’s transition to Executive Vice President, Corporate Development, on August 28, 2017, Mr. Latifullah and Novume entered into a Restated, Amended and Supplemental Employment Agreement (the “Amended Latifullah Agreement”), which amended and restated his original employment agreement with KeyStone effective as of December 23, 2016, which was assumed by Novume. The Amended Latifullah Agreement provides that he is Executive Vice President, Corporate Development for a term that ends on December 23, 2019. His base salary is $205,000 per annum, and he will be eligible for a bonus as determined by our Compensation Committee. On March 29, 2018, Mr. Latifullah and Novume entered into a Second Restated, Amended and Supplemental Employment Agreement (the “Second Amended Latifullah Agreement”) which provides for a base salary of $285,000. No other terms were changed.

Under the terms of the Second Amended Latifullah Agreement, Mr. Latifullah is also eligible to receive all such other benefits as are provided to other management employees. Mr. Latifullah was previously granted options to purchase 90,000 shares of the common stock, par value $0.001 per share, of KeyStone at a strike price of $2.75 per share. These options were converted into options to purchase 174,595 shares of our common stock at a strike price of $1.4176 per share. The conversion did not affect their vesting schedule; the options began vesting in equal monthly installments on March 1, 2017 and will continue vesting monthly until March 1, 2019.

The Second Amended Latifullah Agreement may be terminated with or without cause, as defined in the agreement. Subject to certain conditions, the Second Amended Latifullah Agreement provides that, if Mr. Latifullah is terminated without cause, or if he leaves for good reason, he will be provided a severance package equal to six (6) months of base salary and such percentage of health premiums as would have been paid for by Novume during the corresponding time period. Additionally, half of all unvested options issued to Mr. Latifullah under the Second Amended Latifullah Agreement would vest immediately.

Mr. Latifullah also agreed that, for the period during his employment and for one year thereafter, (i) he will not compete with Novume in the “Restricted Territory”, as defined in Exhibit A to the Latifullah Employment Agreement, and (ii) he will not solicit any of Novume’s existing employees, suppliers or customers.

Bonus Eligibility

Bonuses for our executive officers may be conditioned on the achievement of objective goals, which may not be waived after being set, based on one or more of the following performance measures: earnings; operating profits (including measures of earnings before interest, taxes, depreciation and amortization); free cash flow or adjusted free cash flow; cash from operating activities; revenues; net income (before or after tax); financial return ratios; market performance; stockholder return and/or value; net profits; earnings per share; profit returns and margins; stock price; working capital; capital investments; returns on assets; returns on equity; returns on capital investments; selling, general and administrative expenses; discounted cash flows; productivity; expense targets; market share; cost control measures; strategic initiatives; changes between years or periods that are determined with respect to any of the above-listed performance criteria; net present value; sales volume; cash conversion costs; leverage ratios; maintenance of liquidity; integration of acquired businesses; operational efficiencies, including Lean Six Sigma initiatives; regulatory compliance, including the Sarbanes-Oxley Act of 2002; and economic profit.

COMPENSATION OF NOVUME DIRECTORS

The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during fiscal year 2017, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul de Bary (2)	54,000	-	24,874	-	-	-	78,874
Glenn Goord (3)	40,000	-	26,484	-	-	-	66,484
Christine Harada (4)	16,000	-	47,523	-	-	-	63,523
Marta Tienda (5)	-	-	108,900	-	-	-	108,900

(1)	The amount shown reflects the aggregate grant date fair value of option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718.
(2)	As of December 31, 2017, Mr. de Bary held fully-vested options to purchase 48,499 shares of our common stock at a strike price of $1.5464 per share.
(3)	As of December 31, 2017, Mr. Goord held fully-vested options to purchase 48,499 shares of our common stock at a strike price of $1.2887 per share.
(4)	As of December 31, 2017, Ms. Harada held fully-vested options to purchase 48,499 shares of our common stock at a strike price of $1.6753 per share.
(5)	As of December 31, 2017, Dr. Tienda held fully-vested options to purchase 48,499 shares of our common stock at a strike price of $3.81 per share.

Effective August 23, 2017, our non-employee directors are compensated for their services as follows:

		Board Meeting Fee		Committee Meeting Fee
Position	Annual Fee ($) (1)	In Person ($)	Telephonic ($)	In Person ($)	Telephonic ($)
Board Member	25,000	1,000	500	500	250
Audit Committee Chair	20,000	1,500	500	500	250
Compensation Committee Chair	10,000	1,500	500	500	250
Governance Committee Chair	10,000	1,500	500	500	250

(1)	Payments are made on a quarterly basis.

Directors who are officers or employees of Novume or its subsidiaries do not receive any compensation for service on our Board, but employee directors will be reimbursed for expenses incurred in attending meetings of our Board or any committees thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules.

Described below are any transactions during the fiscal year ended December 31, 2017 and 2016 and any currently proposed transactions to which the Company was a party in which:

●	The amounts involved exceeded or will exceed the lower of either $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

●
A director, executive officer, holder of more than 5% of the outstanding capital stock of the Company, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Firestorm Acquisition

As part of the consideration for the acquisition of Firestorm Solutions, LLC and Firestorm Franchising, LLC in January 2017, we issued subordinated promissory notes to Harry Rhulen, our President, and Suzanne Loughlin, our General Counsel and Chief Administrative Officer. The principal amount of the promissory note to Mr. Rhulen is $166,666.66 and the principal amount of the promissory note to Ms. Loughlin is $166,666.67. Each of the promissory notes bears interest at a rate of 2%. In connection with the acquisition, we also paid cash of $125,000 to each of Mr. Rhulen and Ms. Loughlin, issued warrants to purchase 105,209 shares of our common stock, exercisable over a period of five years, at an exercise price of $2.58 per share, and issued warrants to purchase 105,209 shares of our common stock, exercisable over a period of five years, at an exercise price of $3.60 per share.

Prior to the consummation of the Firestorm Acquisition, Mr. Rhulen and Ms. Loughlin were not officers of the Company.

Avon Road Note Purchase Agreement

On March 16, 2016, we entered into a Subordinated Note and Warrant Purchase Agreement pursuant to which we agreed to issue up to $1,000,000 in subordinated debt and warrants to purchase up to 242,493 shares of our common stock at an exercise price of $1.031 per share to Avon Road Partners, L.P. (the "Avon Road Subordinated Note Warrants"), an affiliate of Robert Berman, our CEO and a member of our Board of Directors. Simultaneously with the entry into the Subordinated Note and Warrant Purchase Agreement we issued subordinated notes with a face amount of $500,000 and warrants to purchase 121,247 shares of our common stock to the Avon Road. These warrants were to expire on March 16, 2019 and were exercised on December 11, 2017 for proceeds of $125,006. There are no Avon Road Subordinated Note Warrants outstanding as of December 31, 2017. Simple interest accrues on the unpaid principal of the note at a rate equal to the lower of (a) 9% per annum, or (b) the highest rate permitted by applicable law.

The foregoing transaction was reviewed and approved by officers and directors other than Mr. Berman.

Review, Approval, or Ratification of Transactions with Related Parties

The Charter of our Governance Committee requires that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and either approved, disapproved or ratified by our Governance Committee.

Prior to August 2017, we had no formal, written policy or procedure for the review and approval of related-party transactions.

Director Independence

Paul de Bary, Glen Goord, Christina Harada and Marta Tienda are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF BD & COMPANY, INC. AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

The Audit Committee has appointed BD & Company, Inc. (“BD & Company”), independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2018. A representative of BD & Company is expected to be present in person at the 2018 Annual Meeting and will have an opportunity to make a statement if he desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

The Audit Committee retained BD & Company as the Company’s independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2018, and the audit of the Company’s internal control over financial reporting as of December 31, 2018.

BD & Company has served as our principal auditor since May 2017. They did not provide any services, and no fees were paid to them, in 2016. CohnReznick LLP (“CohnReznick”) provided principal auditor services from November 3, 2016 through April 28, 2017, but did not issue an audit report. Ericksen, Krentel & Laporte, LLP (“Ericksen Krentel”) served as our principal auditor in 2016 and provided accounting services in 2017.

The Audit Committee has considered whether the provision of services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining BD & Company’s independence. The Audit Committee has determined that the rendering of non-audit services by BD & Company during 2017 was compatible with maintaining the firm’s independence.

Aggregate fees billed or incurred related to the following years for professional services rendered by BD & Company for 2017 and 2016 are set forth below.

	2017	2016
Audit fees	$241,661	$-
Audit-related fees	-	-
Tax fees	24,875	-
All other fees	-	-
Total	$266,536	$-

Aggregate fees billed or incurred related to the following years for professional services rendered by CohnReznick for 2017 and 2016 are set forth below.

	2017	2016
Audit fees	$35,850	$14,150
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$35,850	$14,150

Aggregate fees billed or incurred related to the following years for professional services rendered by Ericksen Krentel for 2017 and 2016 are set forth below.

	2017	2016
Audit fees	$-	$28,500
Audit-related fees	-	-
Tax fees	-	2,705
All other fees	25,128	-
Total	$25,128	$31,205

Audit Fees for 2017 and 2016 include fees associated with the audits of the annual financial statements, the quarterly reviews of the unaudited interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to other reports filed with the SEC. Tax Fees for 2017 and 2016 include fees associated with the preparation and reviews of tax returns, advising on the impact of local tax laws, and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

No Appraisal Rights

Under Delaware law, our shareholders are not entitled to appraisal rights with respect to our proposed ratification of the appointment of BD & Company as our independent public accountant, and we will not independently provide our shareholders with any such rights.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our shareholders to appoint the Company’s independent accountant. However, if our shareholders do not ratify the appointment of BD & Company as the Company’s independent public accountant for the fiscal year ending December 31, 2018, the Audit Committee may reconsider its appointment.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BD & COMPANY, INC. AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s shareholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the Executive Compensation Table (the “Named Executive Officers”). The Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s shareholders. This advisory shareholders vote, commonly referred to as a “say-on-pay vote,” gives you as a shareholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the shareholders of the Company approve all of the compensation of the Company’s executive officers who are named in the Executive Compensation Table of the Company’s 2018 Proxy Statement, as such compensation is disclosed in the Company’s 2018 Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the shareholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any board committee or the Company relating to the compensation of the Named Executive Officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any board committee or the Company.

Vote Required

The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our shareholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTED OFFICERS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 4 - ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In addition to holding a Say-on-Pay advisory vote, we are seeking an advisory, non-binding vote regarding the frequency of future advisory Say-on-Pay votes in accordance with the SEC’s proxy rules, known as a “Say-on-Pay Frequency” advisory vote.

Shareholders will be able to vote that we hold this Say-on-Pay advisory vote every year, two years, or three years, or shareholders may abstain from voting on this proposal.

After due consideration, the Board has decided to recommend that this Say-on-Pay advisory vote on executive compensation occur triennially. While there are valid arguments for annual and biennial votes, we believe that a triennial vote will allow our shareholders to provide us with regular direct input on our compensation philosophy, policies and practices as disclosed in our proxy statements and will be most useful to the Board. The Board’s decision was based further on the premise that this recommendation could be modified in future years if it becomes apparent that a triennial vote is not meaningful, is burdensome or is less frequent than that recommended by best corporate governance practices.

The frequency (one year, two years or three years) that receives the greatest number of votes cast by the shareholders will be deemed the frequency for the advisory Say-on-Pay vote preferred by the shareholders. Because your vote is advisory, the results will not be binding upon the Company. Although not binding, the Board values the opinions of our shareholders and will review and consider the outcome of the vote, along with other relevant factors, in evaluating the frequency of future advisory votes on executive compensation.

Vote Required

The frequency (one year, two years or three years) that receives the greatest number of votes cast by the shareholders will be deemed the frequency for the advisory Say-on-Pay vote preferred by the shareholders. Abstentions and broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our shareholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE OPTION OF THREE YEARS AS YOUR PREFERENCE FOR THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

NOVUME SOLUTIONS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS – AUGUST 9, 2018 AT 10:00 AM EDT TIME
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Robert Berman, CEO, and Riaz Latifullah, EVP, Corporate Development and Principal Financial and Accounting Officer proxy of the undersigned, with power of substitution, to vote all shares held by the undersigned which are entitled to be voted at the Annual Meeting of the Shareholders of Novume Solutions, Inc. (the “Company”) to be held August 9, 2018, or such later date or dates as such Annual Meeting date may be adjourned, at 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151, for the purpose of considering and taking action on the following proposals:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on August 9, 2018
The Notice of the Meeting, Proxy Statement, Proxy Card, Annual Report on Form 10-K
are available at https://www.iproxydirect.com/nvmm

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/nvmm
PHONE:	1-866-752-VOTE (8683)

ANNUAL MEETING OF THE SHAREHOLDERS OF NOVUME SOLUTIONS, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	Election of Directors.	☐	☐
	James K. McCarthy			☐	CONTROL ID:
	Robert Berman			☐	REQUEST ID:
	Dr. Richard Nathan			☐
	Glenn Goord			☐
	Paul A. de Bary			☐
	Christine J. Harada			☐
	Marta Tienda			☐
Proposal 2		FOR	AGAINST	ABSTAIN
	Ratify the appointment of BD & Company, Inc. as our independent public accountant for the fiscal year ending December 31, 2018.	☐	☐	☐
Proposal 3		FOR	AGAINST	ABSTAIN
	Advisory vote to approve the compensation of our named executive officers (Say-on-Pay).	☐	☐	☐
Proposal 4		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
	Advise vote on the frequency of holding future advisory votes on the compensation of our named executive officers every year, every two years or every three years (Say-on-Pay Frequency).	☐	☐	☐	☐
Proposal 5		FOR	AGAINST	ABSTAIN
	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.	☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ALL PERSONS LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2, 3, AND 5, AND A VOTE FOR THREE YEARS IN PROPOSAL 4.

The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the capital stock of the Company and hereby ratifies and confirms all that the Proxy, or his substitutes, or any of them, may lawfully do by virtue hereof.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________
____________________________
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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2018

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)